Exhibit 23(f)

                         Consent of Independent Auditors


The Board of Directors
HUBCO, Inc.

We consent to incorporation by reference in the Registration Statement No. 333-52239 on Form S-4, of our report dated January 27, 1998, relating to the consolidated balance sheets of MSB Bancorp, Inc. and subsidiaries as of December 31, 1997, and 1996, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years ended, which report appears in the 8-K dated May 29, 1998, filed by HUBCO, Inc.

                             KPMG PEAT MARWICK LLP

Short Hills, New Jersey
July 6, 1998